Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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ALTIMAR ACQUISITION CORP. II

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on XXXX XX, 2021.

INTERNET – www.cstproxyvote.com
If you plan to attend the extraordinary general meeting via the Internet to vote your proxy, please have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the extraordinary general meeting via the virtual online program, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend:
https://www.cstproxy.com/altimarii/2021

MAIL – If you plan to submit your proxy for the extraordinary general meeting via mail, please mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Shareholders to be held XXXXX XX, 2021. The Notice and Proxy Statement are available at https://www.cstproxy.com/altimarii/2021

ALTIMAR ACQUISITION CORP. II

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints Tom Wasserman, Wendy Lai and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the ordinary shares of Altimar Acquisition Corp. II ("Altimar II") held of record by the undersigned at the close of business on , 2021 at the Extraordinary General Meeting ("EGM") of Altimar II to be held on XXXXX XX, 2021, or at any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, THIS WILL BE TREATED AS AN ABSTENTION AND SHALL HAVE NO EFFECT ON THE PROPOSALS SET FORTH BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 9.

Please mark your votes like this **X**

Proposal No. 1 — The Business Combination Proposal — RESOLVED, as an ordinary resolution, that Altimar II's entry into the Business Combination Agreement, dated as of July 15, 2021, and as subsequently amended on November 16, 2021, by and among Altimar II, Fathom Holdco, LLC and the other parties thereto (in the form attached to the proxy statement/prospectus as Annex C), and the transactions contemplated by the Business Combination Agreement (the "Business Combination") be confirmed, ratified and approved in all respects;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The Domestication Proposal — RESOLVED, as a special resolution, that Altimar II be de-registered in the Cayman Islands pursuant to Article 49 of the Amended and Restated Memorandum and Articles of Association of Altimar II (annexed to the prospectus/proxy statement as Annex K, the "Existing Organizational Documents") and be registered by way of continuation as a corporation in the State of Delaware and conditional upon, and with effect from, the registration of Altimar II in the State of Delaware as a corporation with the laws of the State of Delaware, the name of Altimar Acquisition Corp. II be changed to "Fathom Digital Manufacturing Corporation" (the "Domestication" and the post-Domestication company, "Fathom");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — The Organizational Documents Proposal — RESOLVED, as a special resolution, that the Existing Organizational Documents be amended and restated by their deletion and replacement in their entirety with the certificate of incorporation (the "Proposed Charter") and bylaws of Fathom (annexed to the prospectus/proxy statement as Annex A and Annex B, respectively), which be approved and adopted as the certificate of incorporation and bylaws, respectively, of Fathom, effective upon the effectiveness of the Domestication;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — The Advisory Charter Proposals — to approve, on a non-binding advisory basis, certain governance provisions in the Proposed Charter, which are being presented separately in accordance with United States Securities and Exchange Commission guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, as eight sub-proposals (which proposals we refer to, collectively, as the "Advisory Charter Proposals");

Advisory Charter Proposal 4A — RESOLVED, as a special resolution, on a non-binding advisory basis, to decrease the authorized share capital from 555,000,000 shares divided into 500,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share, and 5,000,000 preferred shares, par value $0.0001 per share, to authorized capital stock of 500,000,000 shares, consisting of (i) 300,000,000 shares of Class A common stock, par value $0.0001 per share ("Class A common stock"), (ii) 180,000,000 shares of Class B common stock, par value $0.0001 per share ("Class B common stock"), (iii) 10,000,000 shares of Class C common stock, par value $0.0001 per share ("Class C common stock" and together with the Class A common stock and the Class B common stock, the "common stock") and (iv) 10,000,000 shares of preferred stock ("Preferred Stock");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Advisory Charter Proposal 4B — RESOLVED, as a special resolution, on a non-binding advisory basis, to provide that the Proposed Charter may be amended, altered or repealed, or any provision of the Proposed Charter inconsistent therewith may be adopted, by (i) in the case of Articles 5, 6, 7, 10 and 11 of the Proposed Charter, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of all the then outstanding shares of stock entitled to vote, voting together as a single class, at a meeting of the stockholders of Fathom called for that purpose and (ii) in the case of Articles 8 and 9 of the Proposed Charter, the affirmative vote of the holders of at least eighty percent (80%) of all the then outstanding shares of stock entitled to vote, voting together as a single class, at a meeting of the stockholders of Fathom called for that purpose, in each case, in addition to any other vote required by the Proposed Charter or otherwise required by law;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(Continued, and to be marked, dated and signed, on the other side)

Advisory Charter Proposal 4C — RESOLVED, as a FOR AGAINST ABSTAIN special resolution, on a non-binding advisory basis, to provide for (i) the election of directors by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors or, in the event that holders of any class or series of capital stock are entitled to elect one or more directors, a plurality of the votes cast by such holders, (ii) the filling of newly-created directorships or any vacancy on the board of directors by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director and (iii) the removal of directors only for cause and only upon (a) prior to the first date on which CORE Industrial Partners, LLC (“CORE”) and its Affiliated Companies (as defined in the Proposed Charter) first cease to own at least 50% of the aggregate number of shares of common stock beneficially owned by CORE and its Affiliated Companies on the closing date of the Business Combination, as such number may be adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar changes in Fathom’s capitalization and as such number will be decreased in the event of a forfeiture of any earnout shares by CORE and its Affiliated Companies by the amount of earnout shares forfeited (the “Original Amount”), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class and (b) after the first date on which CORE and its Affiliated Companies cease to own at least 50% of the Original Amount, the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors; Advisory Charter Proposal 4D — RESOLVED, as a FOR AGAINST ABSTAIN special resolution, on a non-binding advisory basis, to elect not to be governed by Section 203 of the General Corporation Law of the State of Delaware; Advisory Charter Proposal 4E — RESOLVED, as a FOR AGAINST ABSTAIN special resolution, on a non-binding advisory basis, that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware, shall be the exclusive forum for certain actions and claims; Advisory Charter Proposal 4F — RESOLVED, as a FOR AGAINST ABSTAIN special resolution, on a non-binding advisory basis, that each holder of record of Class A common stock, Class B common stock and Class C common stock (solely prior to the automatic conversion thereof to shares of Class A common stock as a result of the Business Combination) shall be entitled to one vote per share on all matters which stockholders generally are entitled to vote; Advisory Charter Proposal 4G — RESOLVED, as a FOR AGAINST ABSTAIN special resolution, on a non-binding advisory basis, that subject to the rights of the holders of Preferred Stock and to the other provisions of applicable law and the Proposed Charter, the holders of shares of Class A common stock and, solely prior to the automatic conversion thereof upon and as a result of the Business Combination, holders of Class C common stock, in each case shall be entitled to receive ratably in proportion to the number of shares of Class A common stock and Class C common stock (as applicable) held by them such dividends and distributions (payable in cash, stock or otherwise), if any, as may be declared thereon by the board of directors at any time and from time to time out of any funds of Fathom legally available therefor. There will be no disparate consideration or treatment with respect to dividends and distributions, if any, declared or payable in respect of each share of the Class A common stock and Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination), on the one hand, and a New Fathom Unit (as defined in the proxy statement/prospectus), on the other hand. Dividends and other distributions shall not be declared or paid on the Class B common stock unless (i) the dividend consists of shares of Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of Class B common stock and (ii) a dividend consisting of shares of Class A common stock, Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination) or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A common stock (to the extent a similar or contemptuous dividend or distribution is not paid on the New Fathom Units) or Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination) on equivalent terms is simultaneously paid to the holders of Class A common stock and Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination). If dividends are declared on the Class A common stock, the Class B common stock or the Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination) that are payable in shares of common stock, or securities convertible into, or exercisable or exchangeable for common stock, the dividends payable to the holders of Class A common stock shall be paid only in shares of Class A common stock (or securities convertible into, or exercisable or exchangeable for Class A common stock), the dividends payable to the holders of Class B common stock shall be paid only in shares of Class B common stock (or securities convertible into, or exercisable or exchangeable for Class B common stock), the dividends payable to the holders of Class C common stock shall be paid only in shares of Class C common stock (or securities convertible into, or exercisable or exchangeable for Class C common stock), and such dividends shall be paid in the same number of shares (or fraction thereof) on a per share basis of the Class A common stock, Class B common stock and Class C common stock, respectively (or securities convertible into, or exercisable or exchangeable for the same number of shares (or fraction thereof) on a per share basis of the Class A common stock, Class B common stock and Class C common stock, respectively); Advisory Charter Proposal 4H — RESOLVED, as FOR AGAINST ABSTAIN a special resolution, on a non-binding advisory basis, to eliminate various provisions in the Existing Organizational Documents applicable only to blank check companies, including the provisions requiring that Altimar II have net tangible assets of at least $5,000,001 immediately prior to, or upon such consummation of, a business combination; Proposal No. 5 — The Stock Issuance Proposal — FOR AGAINST ABSTAIN RESOLVED, as an ordinary resolution, that, for the purposes of complying with the applicable New York Stock Exchange (“NYSE”) listing rules, the issuance of shares of Class A common stock of Fathom to the PIPE Investors pursuant to the PIPE Subscription Agreements (as defined in the proxy statement/prospectus) be confirmed, ratified and approved in all respects; Proposal No. 6 — The Business Combination Issuance FOR AGAINST ABSTAIN Proposal — RESOLVED, as an ordinary resolution, that, for the purposes of complying with the applicable listing rules of the NYSE (including any rules applicable to a “change of control”), the issuance of shares of Class A common stock, Class B common stock and Class C common stock (i) pursuant to the terms of the Business Combination Agreement, (ii) upon the exchange of New Fathom Units pursuant to the Fathom Operating Agreement (annexed to the proxy statement/prospectus as Annex G) and (iii) upon the conversion, in accordance with our Proposed Charter, of any such common stock issued pursuant to (i) or (ii), in each case, be confirmed, ratified and approved in all respects; Proposal No. 7 — The Equity Incentive Plan Proposal — FOR AGAINST ABSTAIN RESOLVED, as an ordinary resolution, that the Fathom 2021 Omnibus Plan (annexed to the proxy statement/ prospectus as Annex H) be approved and adopted in all respects; Proposal No. 8 — The ESPP Proposal — RESOLVED, FOR AGAINST ABSTAIN as an ordinary resolution, that the Fathom 2021 Employee Stock Purchase Plan (annexed to the proxy statement/prospectus as Annex I) be approved and adopted in all respects; and Proposal No. 9 — The Adjournment Proposal — FOR AGAINST ABSTAIN RESOLVED, as an ordinary resolution, that the adjournment of the EGM to a later date or dates to be determined by the chairman of the EGM, if necessary, to permit further solicitation and vote of proxies be confirmed, ratified and approved in all respects. CONTROL NUMBER Signature Signature, if held jointly Date , 2021. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.